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                                  EXHIBIT 4.
                             COMMUNITY BANKS, INC.
                         EMPLOYEE STOCK PURCHASE PLAN
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                              ARTICLE I - PURPOSE

1.01. PURPOSE

     The Community Banks, Inc. Employee Stock Purchase Plan will provide a method for employees of Community Banks, Inc. and its subsidiaries to acquire a proprietary interest in Community Banks, Inc. (the "Company"). Under the Employee Stock Purchase Plan, participating employees may purchase shares of the Common Stock of the Company. The Company intends to have the Employee Stock Purchase Plan qualify as an "employee stock purchase plan" under (S)423 of the Internal Revenue Code of 1986, as amended. The Employee Stock Purchase Plan shall be construed to comply with the requirements of that section of the Internal Revenue Code.

                           ARTICLE II - DEFINITIONS

2.01.  BASE PAY

     "Base Pay" means the regular straight-time earnings of an employee, excluding payments for overtime, shift premium, bonuses and other special payments, commissions and other marketing incentive payments.

2.02.  BOARD OF DIRECTORS

     "Board of Directors" means the Board of Directors of the Company.

2.03.  CODE

     "Code" means the Internal Revenue Code of 1986, as amended.

2.04.  COMMITTEE

     "Committee" means the committee administering the Employee Stock Purchase Plan, which is more fully described in Article XI.

2.05.  COMPANY

     "Company" means Community Banks, Inc.

2.06.  EMPLOYEE

     "Employee" means any person who is employed by the Company or any of its subsidiaries, except those employees who work twenty (20) hours or less per week, or five (5) months or less per calendar year.

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2.07.  OFFERINGS

     "Offerings" means the monthly offerings of the Company's common stock. The first Offering will begin on July 1, 2000 and end on July 31, 2000.

2.08.  OFFERING COMMENCEMENT DATE

     "Offering Commencement Date" means the first day of each month.

2.09.  OFFERING TERMINATION DATE

     "Offering Termination Date" means the last day of each month.

2.10.  PARTICIPANT

     "Participant" means any eligible employee of the Company or any of its subsidiaries that has completed an authorization for payroll deduction on the form provided by the Company and filed the form with the Secretary of the Company.

2.12.  PLAN

     "Plan" means the Community Banks, Inc. Employee Stock Purchase Plan.

2.13.  STOCK

     "Stock" means the common stock of the Company.

                  ARTICLE III - ELIGIBILITY AND PARTICIPATION

3.01. INITIAL ELIGIBILITY

     An employee is eligible to participate in the Plan if: (i) he or she has completed ninety (90) days' employment; and (ii) he or she is employed by the Company or any of its subsidiaries on the date the employee's participation in the Plan becomes effective. Eligible employees may participate in Offerings under the Plan which commence on or after the employee meets the eligibility requirements set forth in this section.

3.02. LEAVE OF ABSENCE

     For purposes of the Plan, a person on leave of absence will be considered an employee for the first 90 days of the leave of absence. The person's employment shall be considered terminated at the close of business on the 90th day of the leave of absence. Termination by the Company (or a subsidiary as the case may be) of any employee's leave of absence, other than termination of the leave of absence on return to full time or part time employment, will terminate the employee's participation in the Plan and the employee's right to exercise any option outstanding under the Plan.

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3.03.  RESTRICTIONS ON PARTICIPATION

     Any provision of the Plan to the contrary notwithstanding, no employee will be granted an option:

     (a) if, immediately after the grant, the employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of (S)424(d) of the Code shall apply in determining stock ownership of any employee); or

     (b) which permits the Participant's rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 determined by the fair market value of the stock (determined at the time the option is granted) for each calendar year in which the option is outstanding.

3.04. COMMENCEMENT OF PARTICIPATION

     An eligible employee may become a Participant by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the Secretary of the Company. With respect to each Offering, the payroll deduction authorization must be received by the Company on or before the date set therefor by the Committee. For each Offering, payroll deductions for a Participant will commence on the applicable Offering Commencement Date, and will end on the Offering Termination Date, unless sooner terminated by the Participant as provided in Article VIII.

                            ARTICLE IV - OFFERINGS

4.01.  MONTHLY OFFERINGS

     The Plan will be implemented by monthly Offerings of the Company's Common Stock beginning on the 1st day of each month and terminating on the last day of each month.

                         ARTICLE V - PAYROLL DEDUCTIONS

5.01.  AMOUNT OF DEDUCTION

     At the time a Participant files the authorization for payroll deduction, he or she shall elect to have deductions made from his or her pay. The deductions shall be made on each payday during the time the employee is a Participant in an Offering. The rate of each deductions shall be at the rate of 2, 3, 4, 5, 6, 7, 8, 9 or 10% of the Participant's base pay in effect at the Offering Commencement Date.

5.02.  PARTICIPANT'S ACCOUNT

     All payroll deductions made for a Participant shall be credited to the Participant's account under the Plan. A Participant may not make any separate cash payments into the account except when on leave of absence, and then only as provided in (S)5.04.

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5.03.  CHANGES IN PAYROLL DEDUCTIONS

     A Participant may discontinue participation in the Plan as provided in
Article VIII. No other change can be made during an Offering. Specifically, a Participant may not alter the amount of his or her payroll deductions for that Offering.

5.04 LEAVE OF ABSENCE

     If a Participant goes on a leave of absence, that Participant will have the right to elect:

     (a) to withdraw the balance in his or her account pursuant to (S)7.02;

     (b) to discontinue contributions to the Plan but remain a Participant in the Plan; or

     (c) remain a Participant in the Plan during the leave of absence, authorizing deductions to be made from payments by the Company to the Participant during the leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to the Participant are insufficient to meet the Participant's authorized Plan deductions.

                        ARTICLE VI - GRANTING OF OPTION

6.01.  NUMBER OF OPTION SHARES

     On the Commencement Date of each Offering, a Participant will be granted an option to purchase as many whole and fractional shares of the Stock as he or she will be able to purchase with the aggregate sum of the payroll deduction deposited in his or her account during that Offering.

6.02.  OPTION PRICE

     The option price of Stock purchased during each Offering for a Participant shall be ninety (90%) percent of the fair market value of the Stock on the Offering Commencement Date or the nearest prior business day to the Offering Commencement Date. The percentage used shall be subject to change in the sole and exclusive discretion of the Board of Directors.

                       ARTICLE VII - EXERCISE OF OPTION

7.01.  AUTOMATIC EXERCISE

     Unless a Participant gives written notice to the Secretary of the Company as hereinafter provided, the Participant's option for the purchase of Stock with payroll deductions made during any offering will be exercised automatically on the Offering Termination Date for the purchase of the number of whole and fractional shares of Stock which the balance in his or her account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the employee pursuant to (S)6.01).

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7.02.  WITHDRAWAL OF ACCOUNT

     By written notice to the Secretary of the Company, at any time prior to the Offering Termination Date applicable to any Offering, a Participant may elect to withdraw all the money in the Participant's account.

7.03.  FRACTIONAL SHARES

     Fractional shares will be issued under the Plan.

7.04.  TRANSFERABILITY OF OPTION

     During a Participant's lifetime, options held by the Participant shall be exercisable only by that Participant.

                           ARTICLE VIII - WITHDRAWAL

8.01.  IN GENERAL

     A Participant may withdraw payroll deductions credited to his or her account under the Plan at any time (subject to Section 7.02) by giving written notice to the Secretary of the Company. All of the Participant's payroll deductions credited to his or her account will be paid to the Participant promptly after receipt of notice of withdrawal. No further payroll deductions will be made from the Participant's pay during such Offering.

8.02.  EFFECT ON SUBSEQUENT PARTICIPATION

     A Participant's withdrawal from any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

8.03.  TERMINATION OF EMPLOYMENT

     Upon termination of the Participant's employment for any reason, including retirement (but excluding death or continuation of a leave of absence for a period beyond 90 days), the Participant's participation in the Plan shall automatically terminate, the Participant shall not be entitled to purchase any shares at the end of the Offering, and the payroll deductions credited to the Participant's account will be returned to the Participant.

8.04.  TERMINATION OF EMPLOYMENT DUE TO DEATH

     Upon termination of the Participant's employment because of death, the Participant's beneficiary (as defined in (S)12.01) shall have the right to elect, by written notice given to the Secretary of the Company prior to the earlier of the Offering Termination Date or the expiration of a period of sixty
(60) days commencing with the date of death of the Participant, either:

     (a) to withdraw all of the payroll deductions credited to the Participant's account under the Plan; or

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     (b) to exercise the Participant's option for the purchase of Stock on the
Offering Termination Date following the date of the Participant's death under the terms described in Section 7.01.

     In the event that no written notice of election is received by the Secretary of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the Participant's option.

8.05.  LEAVE OF ABSENCE

     A Participant on leave of absence shall, subject to the election made by the Participant pursuant to (S)5.04, continue to be a Participant in the Plan so long as the Participant is on continuous leave of absence. A Participant who has been on leave of absence for more than 90 days will not be entitled to participate in any offering commencing after the 90th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a Participant on leave of absence returns to regular full time or part time employment with the Company at the earlier of: (a) the termination of such leave of absence or
(b) three months from the 90th day of the leave of absence, the Participant's participation in the Plan shall terminate on whichever of such dates first occurs.

                             ARTICLE IX - INTEREST

9.01 PAYMENT OF INTEREST

     No interest will be credited to a Participant's account regardless of whether the funds in the account are used to exercise options or are withdrawn.

                               ARTICLE X - STOCK

10.01 MAXIMUM SHARES

     The maximum number of shares which will be issued under the Plan, for all Offerings shall be 100,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in (S)12.03

10.02.  PARTICIPANT'S INTEREST IN OPTION STOCK

     The Participant will have no interest in Stock covered by his or her option until the option has been exercised.

10.03.  DIVIDENDS

     By participating in an Offering, each Participant shall be deemed to have authorized the Company to collect and accumulate all dividends paid on shares held in his or her account and to apply those dividends to the purchase of additional shares of Stock as of the dividend payment date, and at the then applicable fair market value (without any discount).

10.04.  REGISTRATION OF STOCK

     Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant directs by written notice to the Company prior to the Offering Termination Date, in the names of the Participant and one such other person as may be designate by

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the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law, or in the name of a registered broker-dealer.

                          ARTICLE XI - ADMINISTRATION

11.01.  APPOINTMENT OF COMMITTEE

     The Board of Directors shall appoint a committee (the "Committee") to administer the Plan. The Committee which shall consist of no fewer than three members of the Board of Directors. No member of the Committee shall be eligible to purchase stock under the Plan.

11.02.  AUTHORITY OF COMMITTEE

     The Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations necessary or advisable for administering the Plan. The Committee's determination shall be conclusive.

11.03.  RULES GOVERNING THE ADMINISTRATION OF THE COMMITTEE

     The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable. Meetings by telephone are permissible. A majority of its members shall constitute a quorum. All decisions of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee will be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                          ARTICLE XII - MISCELLANEOUS

12.01.  TRANSFERABILITY

     In no event may any rights with regard to the exercise of an option or to receive stock under the Plan be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with (S)7.02.

12.02.  USE OF FUNDS

     All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose. The Company shall not be obligated to segregate such payroll deductions.

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12.03.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     (a) If, while any options are outstanding, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee. In addition, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this Paragraph, any distribution of shares to shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

     (b) Upon the (i) dissolution or liquidation of the Company; (ii) reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation; or (iii) upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this (S)12.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

12.04.  AMENDMENT AND TERMINATION

     The Board of Directors shall have complete power and authority to terminate or amend the Plan. The Board of Directors shall not, without the approval of the stockholders of the Corporation (i) increase the maximum number of shares which may be issued under any Offering (except pursuant to (S)12.04); (ii) amend the requirements as to the class of employees eligible to purchase stock under the Plan or permit the members of the Committee to purchase stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an employee then having an option under the Plan to purchase stock, adversely affect the rights of such employee under such option.

12.05.  EFFECTIVE DATE

     The Plan shall become effective as of July 1, 2000, subject to approval by the holders of the majority of the Stock present and represented at the 2000 annual meeting of the shareholders. If the Plan is not approved, the Plan shall not become effective.

12.06.  NO EMPLOYMENT RIGHTS

     The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company. The Plan shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

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12.07.  EFFECT OF PLAN

     The provisions of the Plan will be binding upon all successors of each employee participating in the Plan, including, without limitation, the employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

12.08.  GOVERNING LAW

     The law of the State of Pennsylvania will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

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